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                                                                   EXHIBIT 10.25

                                                               Execution Version

                            SHARE PURCHASE AGREEMENT

            THIS SHARE PURCHASE AGREEMENT, dated as of December 2, 2003, by and among SBAIF Asia Netcom (Cayman) Holdings ("Seller"), China Netcom Corporation International Limited ("CNCIL"), Asia Netcom Corporation Limited ("ANC") and China Netcom Corporation (Hong Kong) Limited ("Buyer").

                                   WITNESSETH:

            WHEREAS, the Seller, CNCIL and the Buyer are parties to a shareholders agreement, dated as of March 12, 2003, by and among the Buyer, CNCIL, Newbridge Asia Netcom (Cayman) Holdings, SB Asia Infrastructure Fund L.P. (an affiliate of Seller and its predecessor in interest) and ANC (the "Shareholders Agreement");

            WHEREAS, the Seller owns 29,400,000 common shares of ANC;

            WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the common shares of ANC held by Seller on the terms and conditions set forth herein;

            WHEREAS, the parties hereto wish to terminate the Shareholders Agreement;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

            2. Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth herein, on the date thirty (30) business days after the date hereof (the "Closing Date"), the Buyer shall purchase from the Seller and the Seller shall sell to the Buyer, free and clear of any Encumbrance, 29,400,000 common shares of ANC. At the Closing, the Buyer shall pay the Seller the Purchase Price. The Purchase Price payable to the Seller shall be an amount in U.S. Dollars equal to (x) the sum of US$29,400,000, plus the amount of all fees and out-of-pocket expenses incurred by the Seller in connection with the initial acquisition by the Seller of its common shares of ANC (including such fees and out-of-pocket expenses incurred in connection with the negotiation of the Shareholders Agreement), the Acquisition and the monitoring and management of its investment in ANC plus (y) the product of (i) eight percent (8%) of the amount calculated in (x), multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from (and including) March 27, 2003 to (but excluding) the Closing Date, and the denominator of which is 365. Payment of the total amount of the Purchase Price shall be made by wire transfer of immediately available funds to an account specified by Seller in writing without withholding, set-off or deduction of any kind whatsoever.

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            3. Closing. The closing of the purchase and sale hereunder (the
"Closing") shall be held on the Closing Date at the offices of Cleary, Gottlieb, Steen & Hamilton, 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong.

            4. Representations and Warranties. Each of the parties hereto severally, but not jointly, represents and warrants to each other party to this Agreement as follows:

            (a) Organization and Authority. It is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to perform the actions contemplated hereby. The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the performance by it of the actions contemplated hereby have been duly authorized by all requisite action on its part. This Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other parties signatory hereto) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

            (b) No Conflict; No Consents. The execution, delivery and performance of this Agreement by it does not and will not (a) violate, conflict with or result in the breach of any provision of its charter or by-laws (or similar organizational documents), (b) conflict with, violate or require any consent under any Law applicable to such party or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which such party is bound, except to the extent that any conflict under (b) or (c) above would not prevent or materially hinder the performance of the actions contemplated by this Agreement.

            5. Representations and Warranties in respect of the Shares. The Seller represents and warrants to the Buyer that it has good and marketable title to, and is the lawful record and beneficial owner of the shares of ANC it is transferring to the Buyer.

            6. Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

            7. CNC Group IPO. Buyer shall use its reasonable best efforts to provide the Seller with the opportunity to purchase shares in CNC Group prior to its initial public offering.

            8. Termination of the Shareholders Agreement; Resignation of Directors. Each of the Seller, the Buyer and CNCIL hereby agree that the Shareholders Agreement shall be terminated as of the Closing. Seller shall cause Andrew Yan to resign from the board of directors of ANC, effective immediately after the Closing.

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            9. Termination of this Agreement. If the Closing has not occurred prior to January 31, 2004, this Agreement may be terminated by Seller or Buyer on any date thereafter by delivering written notice to each of the other parties hereto; provided, that the right to terminate this Agreement pursuant to this paragraph 9 shall not be available to any party whose failure to fulfill in a timely manner any of its obligations hereunder or failure to satisfy any condition to Closing hereunder, has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

            10. Entire Agreement. This Agreement (including the Share Transfer Form annexed hereto) and any collateral agreements executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement between the parties with respect to the transfer of the shares of ANC to the Buyer and supersede all prior agreements, written or oral, with respect thereto.

            11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            12. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America. To the fullest extent permitted by applicable law, each party hereto irrevocably submits to the jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each party hereto, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and Buyer and Seller each hereby irrevocably designate and appoint CT Corporation System located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. Buyer and Seller shall notify the Process Agent of such designation and appointment and the Process Agent shall accept the same in writing within five (5) days after the date hereof. Buyer and Seller each hereby irrevocably authorize and direct the Process Agent to accept such service. Each party hereto agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

            13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            14. Public Announcements. Except as required by Law or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any

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news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Share
Purchase Agreement to be duly executed as of the date first written above.

                                        SBAIF ASIA NETCOM (CAYMAN)
                                        HOLDINGS

                                        By ____________________________________
                                           Name:
                                           Title:

                                        CHINA NETCOM CORPORATION
                                        (HONG KONG) LIMITED

                                        By ____________________________________
                                           Name:
                                           Title:

                                        CHINA NETCOM CORPORATION
                                        INTERNATIONAL LIMITED

                                        By ____________________________________
                                           Name:
                                           Title:

                                        ASIA NETCOM CORPORATION
                                        LIMITED

                                        By ____________________________________
                                           Name:
                                           Title:

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                               SHARE TRANSFER FORM

FOR VALUE RECEIVED

SBAIF ASIA NETCOM (CAYMAN) HOLDINGS (the "Transferor")

HEREBY SELL AND ASSIGN AND TRANSFER UNTO:

CHINA NETCOM CORPORATION (HONG KONG) LIMITED (the "Transferee") of

[ADDRESS]

29,400,000  Common Shares of ASIA NETCOM CORPORATION LIMITED

Dated this           day of          , 2003.

For Transferor:

By:_____________________________

SBAIF ASIA NETCOM (CAYMAN) HOLDINGS

For Transferee:

By:_____________________________

CHINA NETCOM CORPORATION (HONG KONG) LIMITED

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